AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of May, 2016, to the Transfer Agent Servicing Agreement, dated as of September 15, 2015, as amended (the “Agreement”), is entered into by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

Exhibit D, the Appleton Equity Growth Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/John J. Hedrick	By: /s/Michael L. Ceccato

Name: John J. Hedrick	Name: Michael L. Ceccato

Title: President	Title: Senior Vice President

Exhibit D to the Series Portfolios Trust Transfer Agent Servicing Agreement

Name of Series
Appleton Equity Growth Fund

TRANSFER AGENT, SHAREHOLDER & ACCOUNT SERVICES FEE SCHEDULE at May, 2016

Annual Service Charges to the Appleton Funds*
▪ Annual Base Fee                                                  $___/month

Activity Charges
▪ Telephone Calls                                                    $___/call

▪ Cost Basis Reporting                                           $1.00/open account

Miscellaneous Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, check printing and writing, stationery, envelopes, service/data conversion, EWS verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, ACH Fees, Fed wire charges, DST charges, NSF returns, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services
Upon request.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the Transfer Agent fee schedule on this Exhibit D.

Appleton Partners, Inc.

By: /s/Benjamin T. Doherty, Esq.

Printed Name and Title: Benjamin T. Doherty, Esq.    Date: May 26, 2016
                                             Legal & Compliance Officer